                                  Exhibit 10.5





THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY ACCEPTABLE TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. ANY SUCH OFFER, SALE, ASSIGNMENT OR TRANSFER MUST ALSO COMPLY WITH THE APPLICABLE STATE SECURITIES LAWS. NOTWITHSTANDING THE FOREGOING, THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT.


                             EBIZ ENTERPRISES, INC.

                        WARRANT TO PURCHASE COMMON STOCK

Warrant No.: G-001         Number of Shares: 245,000
Date of Issuance: August 25, 1999


EBIZ Enterprises, Inc., a Nevada corporation (the "COMPANY"), hereby certifies that, for Ten United States Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged,JEM Ventures EBIZ, LLC, a Delaware limited liability company, the registered holder hereof or its permitted assigns, is entitled, subject to the terms set forth below, to purchase from the Company upon surrender of this Warrant, at any time or times on or after the date hereof, but not after 11:59 P.M. Central Time on the appropriate Expiration Date (as defined herein), an aggregate of Two Hundred Forty Five Thousand (245,000) fully paid nonassessable shares of Common Stock (as defined herein) of the Company (the "WARRANT SHARES") at the purchase prices per share provided in SECTION 1(b) below; provided, however, that in no event shall the holder be entitled to exercise this Warrant to the extent that after giving effect to such exercise such holder (together with such person's affiliates) would beneficially own in excess of 4.99% of the outstanding shares of the Common Stock following such exercise. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by a holder and its affiliates or acquired by such holder and its affiliates, as the case may be, shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by such holder and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any convertible notes) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by such holder and its affiliates. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. Notwithstanding anything to the contrary contained herein, each Exercise Notice (as defined below) shall constitute a representation by the holder submitting such Exercise Notice that, after giving effect to such Exercise Notice, (A) the holder will not beneficially own (as determined in accordance with this paragraph) in excess of 4.99% of the outstanding shares of Common Stock and (B) the holder will not have acquired, through exercise of this Warrant or otherwise, a number of shares of Common Stock which, when added to the number of shares of Common Stock beneficially owned at the beginning of the 60-day period ending on and including the applicable date of exercise of this Warrant, is in excess of 4.99% of the outstanding shares of the Common Stock following such exercise during the 60-day period ending on and including such date of exercise. For purposes of this paragraph, in determining the number of the outstanding shares of Common Stock the holder of this Warrant may rely on the number of outstanding shares of Common Stock (1) as reflected in the Company's most recent shareholder list, which list shall be provided to Holder by the Company on a quarterly basis and certified by the Company as true, complete and accurate as of the date thereof, or (2) at such time as the Company is a Reporting Company under the Securities Exchange Act of 1934, as reflected in the Company's most recent Form 10-Q or Form 10-K, as the case may be, or a more recent public announcement by the Company or other notice by the Company or its transfer agent setting forth the number of shares of Common Stock outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to exercises of this Warrant (including the exercise with respect this determination is being made) by the holder since the date as of which such number of outstanding shares of Common Stock was disclosed or reported.

Section 1.



(a) Securities Purchase Agreement. This Warrant has been issued pursuant to the terms of that certain Securities Purchase Agreement dated as of August 25, 1999, between the Company and the Buyer referred to therein (the"SECURITIES PURCHASE AGREEMENT").


(b) Definitions. The following words and terms as used in this Warrant shall have the following meanings:



(i) "APPROVED STOCK PLAN" shall mean any employee benefit plan which has been approved by the Board of Directors of the Company, pursuant to which the Company's securities may be issued to any employee, officer, director or consultant for services provided to the Company.

(ii) "CLOSING BID PRICE" means, for any security as of any date, the last closing bid price for such security on the Principal Market (as defined below) as reported by Bloomberg Financial Markets ("BLOOMBERG"), or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price of such

                                  Exhibit 10.5

security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last closing bid price is reported for such security by Bloomberg, the last closing trade price for such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as mutually determined by the Company and Holder. If the Company and Holder are unable to agree upon the fair market value of the Common Stock, then such dispute shall be resolved pursuant to SECTION 2(a) below with the term "Closing Bid Price" being substituted for the term "Market Price." All such determinations to be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period.

(iii) "COMMON STOCK" means (i) the Company's common stock, $.001 par value, and (ii) any capital stock into which such Common Stock shall have been changed or any capital stock resulting from a reclassification of such Common Stock.

(iv)        "CONVERTIBLE SECURITIES" means any stock or securities
(other than Options) directly or indirectly convertible into or exchangeable for Common Stock, other than the Debenture.

(v) "DEBENTURE" means the Convertible Subordinated Debenture issued pursuant to the Securities Purchase Agreement.

(vi) "EXPIRATION DATE" means the date which is five (5) years from the date of this Warrant; provided, if any such date falls on a Saturday, Sunday or other day on which banks are required or authorized to be closed in the City of Chicago or the State of Illinois or on which trading does not take place on the principal exchange or automated quotation system on which the Common Stock is traded (a "HOLIDAY"), the next date that is not a Holiday.

(vii) "GROUP ONE WARRANTS" means the 60,000 five year stock purchase warrants issued pursuant to the terms hereof.

(viii) "GROUP TWO WARRANTS" means the 60,000 five year stock purchase warrants issued pursuant to the terms hereof.

(ix) "GROUP THREE WARRANTS" means the 125,000 five year stock purchase warrants issued pursuant to the terms hereof.

(x) "OPTIONS" means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

(xi) "OTHER SECURITIES" means (i) those warrants of the Company issued prior to, and outstanding on, the date of issuance of this Warrant, (ii) the Debenture and (iii) the shares of Common Stock issued upon conversion of the Debenture.

                                  Exhibit 10.5

           (xii) "PERSON" means a natural person, a partnership, a corporation, a limited liability company, an association or a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental agency or any department, or agency or political subdivision thereof.

           (xiii) "PRINCIPAL MARKET" means the OTC Bulletin Board, or The Nasdaq SmallCap Market or other comparable national exchange or trading market.

           (xiv) "SECURITIES ACT" means the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder.

           (xv) "WARRANT" means the Group One Warrants, Group Two Warrants and Group Three Warrants of this Warrant, and all warrants issued in exchange, transfer or replacement of any thereof.

           (xvi) "WARRANT EXERCISE PRICE" means as determined by the holder upon exercise, (A) for the Group One Warrants, 130% of the average of the Closing Bid Price of the Common Stock for the fifteen (15) consecutive trading days prior to the date hereof, (B) for the Group Two Warrants, 150% of the average of the Closing Bid Price of the Common Stock for the fifteen (15) consecutive trading days prior to the date hereof, and (C) for the Group Three Warrants, the lesser of 110% of the average of the Closing Bid Price of the Common Stock for the fifteen (15) consecutive trading days prior to date hereof and $7 but in any event not less than $6, in each case subject to adjustment as provided in SECTION 2(e) and SECTION 8.


(xxxii)Capitalized terms used herein not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement.

Section 2. Exercise of Warrant.

(a) Subject to the terms and conditions hereof, this Warrant may be exercised by the holder hereof then registered on the books of the Company, in whole or in part, at any time on any business day on or after the opening of business on the date hereof and prior to 11:59 P.M. Central Time on the Expiration Date by (i) delivery of a written notice, in the form of the subscription notice attached as EXHIBIT A hereto (the "EXERCISE NOTICE"), of such holder's election to exercise this Warrant, which notice shall specify the number of Warrant Shares to be purchased and whether the Warrants to be exercised are Group One Warrants, Group Two Warrants or Group Three Warrants,
(ii) (A) payment to the Company of an amount equal to the appropriate Warrant Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (plus any applicable issue or transfer taxes) (the "AGGREGATE EXERCISE PRICE") in cash or by check or wire transfer or (B) by notifying the Company that this Warrant is being exercised pursuant to a Cashless Exercise (as defined in SECTION 2(e)), and (iii) the surrender to a common carrier for delivery to the Company as soon as practicable following such date, this Warrant (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft or destruction); provided, that if such Warrant Shares are to be issued in any name other than that of the registered holder of this Warrant, such issuance shall be deemed a transfer and the provisions of SECTION 7 shall be applicable. In the event of any exercise of the rights represented by this Warrant in compliance with this
SECTION 2(a), a certificate or certificates for the Warrant Shares so purchased, in such denominations as may be requested by the holder hereof and registered in the name of, or as directed by, the holder, shall be delivered at the Company's expense to, or as directed by, such holder as soon as practicable, and in no event later than two business days, after the Company's receipt of the Exercise Notice, the Aggregate Exercise Price and this Warrant (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft or destruction). Upon delivery of the Exercise Notice and Aggregate Exercise Price referred to in CLAUSE (II)(A) above or notification to the Company of a Cashless Exercise referred to in SECTION 2(f), the holder of this Warrant shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of this Warrant as required by CLAUSE (III) above or the certificates evidencing such Warrant Shares. In the case of a dispute as to the determination of the Warrant Exercise Price, the Closing Bid Price, the last reported sale price (as reported by Bloomberg) or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the holder the number of shares of Common Stock that is not disputed and shall submit the disputed determinations or arithmetic calculations to the holder via facsimile within one business day of receipt of the holder's subscription notice. If the holder and the Company are unable to agree upon the determination of the Warrant Exercise Price, the Closing Bid Price, the last reported sale price (as reported by Bloomberg) or arithmetic calculation of the Warrant Shares within three business days of such disputed determination or arithmetic calculation being submitted to the holder, then the Company shall within two business days submit via facsimile
(i) the disputed determination of the Warrant Exercise Price, the Closing Bid Price, or the last reported sale price (as reported by Bloomberg) to an independent, reputable investment banking firm or (ii) the disputed arithmetic calculation of the Warrant Shares to its independent, outside accountant. The Company shall use all commercially reasonable efforts to require the investment banking firm or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the holder of the results no later than forty-eight (48) hours from the time it receives the disputed determinations or calculations. Such investment banking firm's or accountant's determination or calculation, as the case may be, shall be deemed conclusive absent manifest error.

(b) Unless the rights represented by this Warrant shall have expired or shall have been fully exercised, the Company shall, as soon as practicable and in no event later than five business days after any exercise and at its own expense, issue a new Warrant identical in all respects to this Warrant except it shall represent rights to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which such Warrant is exercised.

(c) No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock issued upon exercise of this Warrant shall be rounded up or down to the nearest whole number.



(d) If the Company shall fail for any reason or for no reason to issue (subject to extension in accordance with SECTION 2(a) for a good faith dispute made in accordance with SECTION 2(a)) to the holder (i) within five (5) business days after the Company's receipt of the Exercise Notice, the Aggregate Exercise Price and this Warrant, a certificate for the number of shares of Common Stock to which the holder is entitled upon the holder's exercise of this

                                  Exhibit 10.5

Warrant or (ii) if this Warrant is being exercised for less than all of the number of shares of Common Stock covered by this Warrant, within ten (10) business days after the Company's receipt of the Exercise Notice, the Aggregate Exercise Price and this Warrant, a new Warrant for the number of shares of Common Stock to which such holder is entitled pursuant to SECTION 2(b) hereof, the Company shall, in addition to any other remedies under this Warrant or the Securities Purchase Agreement or otherwise available to such holder, including any indemnification under Section 8 of the Securities Purchase Agreement, pay as additional damages in cash to such holder on each day such fifth (5th) business day such exercise is not timely effected and/or after the tenth (10th) business day such new Warrant is not delivered, as the case may be, an amount equal to 0.5% of the product of (A) the sum of the number of shares of Common Stock not issued to the holder on a timely basis and to which the holder is entitled and/or, the number of shares represented by the portion of this Warrant which is not being converted, as the case may be, and (B) the average of the Closing Bid Prices of the Common Stock for the three consecutive trading days immediately preceding the last possible date which the Company could have issued such Common Stock or Warrant, as the case may be, to the holder without violating this
SECTION 2.

(e) If the registration statement (the "REGISTRATION STATEMENT") covering the resale of the Warrant Shares issuable upon conversion of this Warrant required to be filed by the Company pursuant to the Registration Rights Agreement between the Company and the original purchasers of this Warrant (the "REGISTRATION RIGHTS AGREEMENT") is not (A) filed with the Securities and Exchange Commission (the "SEC") on or before the Filing Deadline (as defined in the Registration Rights Agreement), or (B) if after the Registration Statement has been declared effective by the SEC, sales cannot be made pursuant to the Registration Statement (whether because of a failure to keep the Registration Statement effective, to disclose such information as is necessary for sales to be made pursuant to the Registration Statement, to register sufficient shares of Common Stock or otherwise), then, as partial relief for the damages to the holder of this Warrant by reason of any such delay in or reduction of its ability to sell the underlying shares of Common Stock (which remedy shall not be exclusive of any other remedies available at law or in equity), the Warrant Exercise Prices shall be adjusted as follows: each Warrant Exercise Price in effect at such time shall be reduced by an amount equal to the product of (A) the Warrant Exercise Price in effect as of the original issuance date of this Warrant and (B) the sum of (I) with respect to the first 30 Registration Default Days (as defined below), the product of (x) .00167 multiplied by (y) the sum of the (i) the number of days after the Filing Deadline that the relevant Registration Statement has not been filed with the SEC, (ii) the number of days after the Effectiveness Deadline that the Registration Statement has not been declared effective by the SEC and (iii) the number of days that sales cannot be made pursuant to the Registration Statement in accordance with the Registration Rights Agreement after the Registration Statement has been declared effective (the days set forth in the preceding clauses (I), (II) and (III) collectively are referred to herein as "REGISTRATION DEFAULT DAYS"), plus (II) the product of
 .0025 and the number of Registration Default Days in excess of 30.

 (f) Notwithstanding anything contained herein to the contrary, the holder of this Warrant may, at its election exercised in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon

                                  Exhibit 10.5

such exercise the "NET NUMBER" of shares of Common Stock determined according to the following formula (a "CASHLESS EXERCISE"):
         Net Number = (A x B) - (A x C)
                        -----------------
                                B


               For purposes of the foregoing formula:


                     A= the total number of shares with respect to which this Warrant is being exercised.


                     B= the last reported sale price (as reported by Bloomberg) of the Common Stock on the date immediately preceding the date of the subscription notice.

                     C= the Warrant Exercise Price(s) then in effect at the time of such exercise.

Section 3. Covenants as to Common Stock. The Company hereby covenants and agrees as follows:


(a) This Warrant is, and any Warrants issued in substitution for or replacement of this Warrant will upon issuance be, duly authorized and validly issued.


(b) All Warrant Shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof.


(c) During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved at least 100% of the number of shares of Common Stock needed to provide for the exercise of the rights then represented by this Warrant and the par value of said shares will at all times be less than or equal to the applicable Warrant Exercise Price.


(d) The Company shall promptly secure the listing of the shares of Common Stock issuable upon exercise of this Warrant upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance upon exercise of this Warrant) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all shares of Common Stock from time to time issuable upon the exercise of this Warrant; and the Company shall so list on each national securities exchange or automated quotation system, as the case may be, and shall maintain such listing of, any other shares of capital stock of the Company issuable upon the exercise of this Warrant if and so long as any shares of the same class shall be listed on such national securities exchange or automated quotation system.

                                  Exhibit 10.5

(e) The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the holder of this Warrant in order to protect the exercise privilege of the holder of this Warrant against dilution or other impairment, consistent with the tenor and purpose of this Warrant. The Company (i) will not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above any Warrant Exercise Price then in effect, and (ii) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

(f) This Warrant will be binding upon any entity succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets.

           Section 4. Taxes. The Company shall pay any and all taxes which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.


           Section 5. Warrant Holder Not Deemed a Stockholder. Except as otherwise specifically provided herein, no holder, as such, of this Warrant shall be entitled to vote or receive dividends or be deemed the holder of shares of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the holder of this Warrant of the Warrant Shares which he or she is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on such holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this
SECTION 5, the Company will provide the holder of this Warrant with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.


           Section 6. Representations of Holder. The holder of this Warrant, by the acceptance hereof, represents that it is acquiring this Warrant and the Warrant Shares for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution of this Warrant or the Warrant Shares, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, the holder does not agree to hold this Warrant or any of the Warrant Shares for any minimum or other specific term and reserves the right to dispose of this Warrant and the Warrant Shares at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act. The holder of this Warrant further represents, by acceptance hereof, that, as of this date, such holder is an "accredited investor" as such term is defined in Rule 501(a) of Regulation D promulgated by the Securities and Exchange Commission under the Securities

                                  Exhibit 10.5

Act (an "ACCREDITED INVESTOR"). Upon exercise of this Warrant, the holder shall if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the Warrant Shares so purchased are being acquired solely for the holder's own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale and that such holder is an Accredited Investor. If such holder cannot make such representations because they would be factually incorrect, it shall be a condition to such holder's exercise of this Warrant that the Company receive such other representations as the Company considers reasonably necessary to assure the Company that the issuance of its securities upon exercise of this Warrant shall not violate any United States or state securities laws.


   Section 7. Ownership and Transfer.


 (a)       The Company shall maintain at its principal executive offices
(or such other office or agency of the Company as it may designate by notice to the holder hereof), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee. The Company may treat the person in whose name any Warrant is registered on the register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any transfers made in accordance with the terms of this Warrant.

(b) This Warrant and the rights granted to the holder hereof are transferable, in whole or in part, upon surrender of this Warrant, together with a properly executed warrant power in the form of EXHIBIT B attached hereto; provided, however, that any transfer or assignment shall be subject to the conditions set forth in SECTION 7(c) below.



(c) The holder of this Warrant understands that this Warrant has not been and is not expected to be, registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (a) subsequently registered thereunder, or (b) such holder shall have delivered to the Company an opinion of counsel, in generally acceptable form, to the effect that the securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration; provided that (i) any sale of such securities made in reliance on Rule 144 promulgated under the Securities Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act; and (ii) neither the Company nor any other person is under any obligation to register this Warrant under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.


(d) The Company is obligated to register the Warrant Shares for resale under the Securities Act pursuant to the Registration Rights Agreement and the initial holder of this Warrant (and certain assignees thereof) is entitled to the registration rights in respect of the Warrant Shares as set forth in the Registration Rights Agreement.

                                  Exhibit 10.5

          Section 8. Adjustment of Warrant Exercise Price and Number of Shares. The Warrant Exercise Prices and the number of shares of Common Stock issuable upon exercise of this Warrant shall be adjusted from time to time as follows:



(a) Adjustment of Warrant Exercise Price upon Subdivision or Combination of Common Stock. If the Company at any time after the date of issuance of this Warrant subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Warrant Exercise Prices in effect immediately prior to such subdivision will be proportionately reduced and the number of shares of Common Stock obtainable upon exercise of this Warrant will be proportionately increased. If the Company at any time after the date of issuance of this Warrant combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Warrant Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of shares of Common Stock obtainable upon exercise of this Warrant will be proportionately decreased.

(b) Certain Events. If any event occurs of the type contemplated by the provisions of this SECTION 8 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's Board of Directors will make an appropriate adjustment in the Warrant Exercise Price and the number of shares of Common Stock obtainable upon exercise of this Warrant so as to protect the rights of the holders of the Warrants; provided that no such adjustment will increase the Warrant Exercise Price or decrease the number of shares of Common Stock obtainable as otherwise determined pursuant to this SECTION 8.

(c) Notices.

(i) As soon as practicable, but in no event later than the second business day, after any adjustment of the Warrant Exercise Price pursuant to this SECTION 8 or SECTION 2(e), the Company will give written notice thereof to the holder of this Warrant, setting forth in reasonable detail, and certifying, the calculation of such adjustment.

(ii) The Company will give written notice to the holder of this Warrant at least ten (10) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Organic Change (as defined below), dissolution or liquidation, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to such holder.

(iii) The Company will also give written notice to the holder of this Warrant at least ten (10) days prior to the date on which any Organic Change, dissolution or liquidation will take place, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to such holder.

                                  Exhibit 10.5

        Section 9. Purchase Rights; Reorganization, Reclassification, Consolidation, Merger or Sale.

         (a) In addition to any adjustments pursuant to SECTION 8 above, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "PURCHASE RIGHTS"), then the holder of this Warrant will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

         (b) Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets to another Person or other transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as "ORGANIC CHANGE." Prior to the consummation of any (i) sale of all or substantially all of the Company's assets to an acquiring Person or (ii) other Organic Change following which the Company is not a surviving entity, the Company will secure from the Person purchasing such assets or the successor resulting from such Organic Change (in each case, the "ACQUIRING ENTITY") written agreement (in form and substance satisfactory to the holder of this Warrant) to deliver to such holder, in exchange for such Warrant, a security of the Acquiring Entity evidenced by a written instrument substantially similar in form and substance to this Warrant and satisfactory to the holder hereof (including, an adjusted warrant exercise price equal to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and exercisable for a corresponding number of shares of Common Stock acquirable and receivable upon exercise of the Warrant, if the value so reflected is less than the Warrant Exercise Prices in effect immediately prior to such consolidation, merger or sale). Prior to the consummation of any other Organic Change, the Company shall make appropriate provision (in form and substance satisfactory to the holder of this Warrant) to insure that the holder hereof will thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the exercise of such holder's Warrant, such shares of stock, securities or assets that would have been issued or payable in such Organic Change with respect to or in exchange for the number of shares of Common Stock which would have been acquirable and receivable upon the exercise of this Warrant as of the date of such Organic Change (without taking into account any limitations or restrictions on the exercise ability of this Warrant).

         Section 10. Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Company shall, on receipt of an indemnification undertaking, issue a new Warrant of like denomination and tenor as this Warrant so lost, stolen, mutilated or destroyed.

                                  Exhibit 10.5

           Section 11. Notice. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Warrant must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

                  If to the Company:

                  EBIZ Enterprises, Inc.
                  15695 N. 83rd Way
                  Scottsdale, Arizona 85260
                  Telephone:        (480) 778-1000
                  Facsimile:        (480) 778-1002
                  Attention:        Jeffrey Rassas
                                    Chief Executive Officer

                  with a copy to:

                  Lewis and Roca, LLP
                  40 North Central
                  Phoenix, Arizona 85004-4429
                  Telephone:        (602) 262-5712
                  Facsimile:        (602) 734-3911
                  Attention:        Thomas Morgan, Esq.

                  If to the holder of this Warrant:

                  JEM Ventures EBIZ, LLC
                  600 Central Avenue, Suite 214
                  Highland Park, Illinois 60035
                  Telephone:        847-681-8600
                  Facsimile:        847-681-1541
                  Attention:        John Fern

                  with a copy to:

                  Katten Muchin & Zavis
                  525 West Monroe Street
                  Suite 1600
                  Chicago, Illinois 60661
                  Telephone:        312-902-5200
                  Facsimile:        312-577-8648
                  Attention:        David J. Kaufman, Esq.

                                  Exhibit 10.5

or to such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by prior written notice given to each other party five days prior to the effective date of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i),
(ii) or (iii) above, respectively.

          Section 12. Amendments. This Warrant and any term hereof may be changed, waived, discharged, or terminated only by an instrument in writing signed by the party or holder hereof against which enforcement of such change, waiver, discharge or termination is sought.

          Section 13. Limitation on Number of Warrant Shares. The Company shall not be obligated to issue any Warrant Shares upon exercise of this Warrant if the issuance of such shares of Common Stock would cause the Company to exceed that number of shares of Common Stock which the Company may issue upon exercise of this Warrant (the "EXCHANGE CAP") without breaching the Company's obligations under the rules or regulations of the Principal Market, except that such limitation shall not apply in the event that the Company obtains the approval of its stockholders as required by the Principal Market (or any successor rule or regulation) for issuances of Common Stock in excess of such amount. In the event the Company is prohibited from issuing Warrant Shares as a result of the operation of this SECTION 13, the Company shall redeem for cash those Warrant Shares which can not be issued, at a price equal to the difference between the last reported sale price (as reported by Bloomberg) and the Exercise Price of such Warrant Shares as of the date of the attempted exercise.

          Section 14. Date. The date of this Warrant is August 25, 1999. This Warrant, in all events, shall be wholly void and of no effect after the close of business on the Expiration Date, except that notwithstanding any other provisions hereof, the provisions of (a) SECTION 2(g) shall continue in full force and effect after such date as to any additional amounts due and payable to the holder as a result of any adjustment to the definition of Intrinsic Value; and (b) of SECTION 7 shall continue in full force and effect after such date as to any Warrant Shares or other securities issued upon the exercise of this Warrant.

          Section 15. Amendment and Waiver. The provisions of this Warrant may only be amended upon a written instrument executed by the Company and the holders hereof.

          Section 16. Descriptive Headings; Governing Law. The descriptive headings of the several Sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The corporate laws of the State of Nevada shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by the internal laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Illinois.

                                  Exhibit 10.5



          Section 17. Successors and Assigns. This Warrant shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of this Warrant. The Company shall not assign this Warrant or any rights or obligations hereunder without the prior written consent of the holder of this Warrant, including by merger, consolidation or reorganization, except pursuant to a Special Event (as defined in Section 2(b)(ii) of the Debenture) consolidation or reorganization with respect to which the Company has satisfied its obligations under Section 2 of the Debenture and
SECTION 9(b). The holder of this Warrant may assign some or all of its rights hereunder to (i) without the consent of the Company, any person or entity who, immediately prior to such assignment, is an affiliate of such holder (a "PERMITTED ASSIGNEE") and (ii) with the prior written consent of the Company, which consent shall not be unreasonably withheld, to any person or entity which is not a Permitted Assignee; provided, however, that any such assignment shall not release the holder of this Warrant from its obligations hereunder unless such obligations are assumed by such assignee and the Company has consented to such assignment and assumption, which consent shall not be unreasonably withheld. Notwithstanding anything to the contrary contained herein, the holder of this Warrant shall be entitled to pledge the this Warrant and the shares of Common Stock issuable upon exercise of this Warrant in connection with a bona fide margin account.


                                    EBIZ ENTERPRISES, INC.



                                    By: /s/ Jeffrey I. Rassas
                                       -------------------------
                                         Jeffrey I. Rassas
                                         Chief Executive Officer

                                  Exhibit 10.5




                              EXHIBIT A TO WARRANT
                              --------------------

                                SUBSCRIPTION FORM

        TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS WARRANT

                             EBIZ ENTERPRISES, INC.

         The undersigned holder hereby exercises the right to purchase _________________ of the shares of Common Stock ("WARRANT SHARES") of EBIZ Enterprises, Inc., a Nevada corporation (the "COMPANY"), evidenced by the attached Warrant (the "WARRANT"). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

         1. Type of Warrants. The aggregate number of Warrants exercised pursuant to this Subscription Form shall be comprised of __________ Group One Warrants __________, Group Two Warrants and ___________ Group Three Warrants.

         2. Form of Warrant Exercise Price. The Holder intends that payment of the Warrant Exercise Price shall be made as:

                  ____________              a CASH EXERCISE with respect to
                                            __________ Group One Warrant Shares
                                            ,__________ Group Two Warrant
                                            Shares; and __________ Group Three
                                            Warrant Shares, and/or

                  ____________              a CASHLESS EXERCISE with respect to
                                            __________ Group One Warrant Shares,
                                            __________ Group Two Warrant Shares
                                            and __________ Group Three Warrants
                                            (to the extent permitted by the
                                            terms of the Warrant).

         3. Payment of Warrant Exercise Price. In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the sum of $___________________ to the Company in accordance with the terms of the Warrant.

         4. Delivery of Warrant Shares. The Company shall deliver to the holder __________ Warrant Shares in accordance with the terms of the Warrant.

Date: _______________ __, ______


   -------------------------
   Name of Registered Holder

                                  Exhibit 10.5

By:  ________________________
     Name:
     Title:
                              EXHIBIT B TO WARRANT

                              FORM OF WARRANT POWER


FOR VALUE RECEIVED, the undersigned does hereby assign and transfer to ________________, Federal Identification No. __________, a warrant to purchase
____________ shares of the capital stock of EBIZ Enterprises, Inc., a Nevada corporation, represented by warrant certificate no. _____, standing in the name of the undersigned on the books of said corporation. The undersigned does hereby irrevocably constitute and appoint ______________, attorney to transfer the warrants of said corporation, with full power of substitution in the premises.


Dated:  _________, ____




                                                     __________________________

                                          By:      _____________________________
                                          Its:     _____________________________